Qingdao Footwear Co., Ltd

Distributor Contract

Party A:

Legal Person:	Address:

Tel:	Fax:

Party B:

Legal Person:	Address:

Tel:	Fax:

According to relevant provisions of the Chinese People's Republic of contract law, upon an equal footing, both Party A and Party B have agreed and reached the following agreements, in the implementation of the agreement process, both parties should strictly abide by the agreement.

1.	Distribution Area

Party A authorizes Party B as its distributor at ___________ area for “Hongung” series shoes. Party B is fully responsible for the market development and maintain in such area for Party A’s products.

2.	Contract Period

This contract is effective from ____________ to ___________, _____ years of time. Upon expiration of the contract, Party A is entitled to modification of the contract, Party B has priority signing right.

3.	Cooperation Guarantee

a. Party B guarantees not to distribute outside its distribution area. In case of violation, Party A is entitled to dismiss the contract and Party B as its distributor.

b. If Party B had failed to develop within contract period, with a much less sales turnover compare with other distributors, Party A has the right to terminate the contract and replace the distributor.

4.	Settlement

Cash on Delivery, Replenish fee will be wired to designated account of Party A.

5.	Party A’s responsibilities

a) Party A is responsible for monitor and prevent abnormal phenomena happening in order to ensure Party B‘s legal rights and interests within the sales region.

b) Any advertising media, promotional materials, promotional products, promotional activities and so on incurred by party B during selling party A’s products, Party B shall propose a plan, after examination and approval of Party A, Party B will be allowed to implement.

c) Party A will assist Party B with pre-sale, sale and after-sale service.

d) Party A will provide goods needed by Party B and responsible for marketing management and  guide job.

e)  Party A is responsible for delivering goods to Party B, but Party B bears shipping fee.

6.	Party B’s responsibilities:

a) Party B ensure that the products specified in the contract are sold in limited regions

b) Party B should exclusively operate “Hongung” brand shoes.  If operate other brand-name shoes,  as a whole should be based on " Hongung " brand oriented, " Hongung" brand should be accounted for more than 50% of Party B operation product variety . Purchases from Party A should be accounted for more than 80% of the total sales orders of Party B.

c) Party A is responsible for promotion campaign and price change origination, Party B must coordianate actively

d) Party B should use their best efforts in after-sales service, actively maintain the brand image, and coordinate well with the local industry and commerce, taxation, quality inspection and other related parties.

   e) Party B shall not be allowed to sell counterfeit products with similar name, packaging, style or similar products

If Party B breaches any above provisions, Party A will punish party B depending on the severity, until the abolition of Party B’s distribution qualification

7.	Product Transport and Inspection Agreement

a) Party A transports as agent, city freight paid by Party A, long-distance freight paid by Party B.
b) Paty B should take inventory of products name, specification, number, sign and chop on the shipping document when goods of Party A are delivered to Party B. If goods are shortage or damaged, Party B should inform Party A to find out reasons, otherwise, all lose are taken by Party B.

8.	Contract changes

The changes of any terms in the contract, should be discussed by both parties, and sign an additional agreement in written form.

9.	The contract is duplicated, each party hold one, it should be confirmed by both parties signature and stamp. The faxation and copy of the contract has the same legal effect as original document.

All disputes generated during the performance of this contract, both parties should be solved through friendly consultations, if consultation fails, it should be judged by local people’s court of Party A.